SUB-ITEM 77Q1 (a)

The Master Amended and Restated By-Laws, dated January 1, 2002 as revised January 15, 2004, for MFS Series Trust VIII are contained in MFS Series Trust XI's Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities Exchange Commission via EDGAR on January 28, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.